Exhibit 99.1

Actuant Announces Decision to Divest Electrical Segment

MILWAUKEE--(BUSINESS WIRE)--June 3, 2013--Actuant Corporation (NYSE:ATU) announced today that its Board of Directors has authorized a plan to commence a divestiture process for its Electrical segment. Actuant has retained Robert W. Baird & Company to advise on the process and plans to reclassify the segment to discontinued operations in the third quarter of fiscal 2013.

"The sale of Electrical allows Actuant to streamline our strategy and refocus on the remaining businesses in a way that better positions the Company to take advantage of our core competencies, current business model and global growth trends,” said Robert C. Arzbaecher, Chairman and Chief Executive Officer. “We’ve outlined four areas of emphasis for growth, through both organic and acquisition strategies, which include energy, infrastructure, farm productivity and natural resources & sustainability. Actuant’s three remaining segments are well positioned to build on these secular growth trends, further expand into emerging markets, and deliver superior long-term returns.”

"The Electrical segment has a variety of premium brands and is a valuable asset." Arzbaecher continued. "We believe the sale of the segment would provide a buyer the opportunity to fully leverage the market leading positions and depth and breadth of the segment’s diverse electrical products and technologies. We will continue to operate the business, including executing its existing plans to grow revenues and profitability, during the divestiture process.”

Actuant intends to redeploy the proceeds from the sale to fund acquisitions and to return capital to shareholders in the form of common stock share repurchases. The Company expects to complete the sale during fiscal 2014.

In conjunction with the reclassification of the Electrical segment to discontinued operations; Actuant announced it expects to record a non-cash, after-tax charge of approximately $150 million from the write-down of the net assets held for sale to their net realizable value in the third quarter. As a result of this charge and the reclassification of Electrical segment results out of continuing operations, actual reported results for the third quarter will not be comparable to the sales and diluted earnings per share (EPS) guidance provided in Actuant’s March 20, 2013 second quarter earnings release. On a comparable basis, the company affirmed its prior third quarter guidance, which included sales of $410-420 million and EPS of $0.63-0.68.

Historical operating results, adjusted to reclassify the Electrical segment from continuing operations, are included in the attachment to this press release. A more comprehensive review of third quarter fiscal 2013 results will be discussed in the Company's third quarter earnings release and conference call scheduled for June 19, 2013.

The Electrical segment primarily serves the retail do-it-yourself, marine, industrial OEM and wholesale electrical markets with a variety of products under the Gardner Bender, Marinco, Mastervolt, Acme and Turner Electric brand names. In 2012, it had sales of approximately $325 million. The segment employs approximately 1,000 and operates from six locations across the globe with its headquarters in Menomonee Falls, Wisconsin.

Conference Call and Webcast

Actuant management will host a conference call today, June 3, 2013, at 11:00 A.M. Eastern Time (10:00 A.M. Central Time) to discuss the proposed divestiture. Slides accompanying the call will be available on the Company's website at: http://www.actuant.com approximately one half hour before the call.

To participate on the conference call, please dial 1-212-271-4657. A live audio webcast will also be available on the Company's website at www.actuant.com.

About Actuant

Actuant Corporation is a diversified industrial company serving customers from operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic tools and solutions; specialized products and services for energy markets and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

Safe Harbor

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, the completion of the Electrical segment sale, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Actuant Corporation
Condensed Consolidated Statements of Operations
(Dollars in thousands except per share amounts)
(unaudited)

	Three Months Ended					Three Months Ended
					Twelve			Six
					Months Ended			Months Ended
	November 30,	February 29,	May 31,	August 31,	August 31,	November 30,	February 28,	February 28,
	2011	2012	2012	2012	2012	2012	2013	2013

Net sales	$309,966	$300,919	$343,268	$322,368	$1,276,521	$307,809	$300,468	$608,277
Cost of products sold	182,951	184,836	204,514	192,760	765,061	183,441	184,290	367,731
Gross profit	127,015	116,083	138,754	129,608	511,460	124,368	116,178	240,546

Selling, administrative and engineering expenses	69,306	67,160	74,341	74,114	284,921	74,860	73,339	148,199
Amortization of intangible assets	5,405	5,268	5,563	5,789	22,025	6,034	5,968	12,002
Operating profit	52,304	43,655	58,850	49,705	204,514	43,474	36,871	80,345

Financing costs, net	8,222	7,821	7,236	6,281	29,560	6,322	6,260	12,582
Debt refinancing costs	-	-	16,830	-	16,830	-	-	-
Other (income) expense, net	665	42	2,591	196	3,494	644	(36)	608
Earnings from operations before income
tax expense	43,417	35,792	32,193	43,228	154,630	36,508	30,647	67,155

Income tax expense	9,447	8,139	4,456	7,312	29,354	5,957	4,813	10,770

Earnings from continuing operations	33,970	27,653	27,737	35,916	125,276	30,551	25,834	56,385

Income (loss) from Discontinued Operations, net of tax	3,204	4,522	6,664	(52,376)	(37,986)	5,792	2,601	8,393

Net earnings (loss)	$37,174	$32,175	$34,401	$(16,460)	$87,290	$36,343	$28,435	$64,778

Earnings from continuing operations per share
Basic	$0.50	$0.41	$0.39	$0.49	$1.79	$0.42	$0.35	$0.77
Diluted	0.46	0.37	0.36	0.48	1.68	0.41	0.35	0.76

Earnings (loss) per share
Basic	$0.54	$0.47	$0.48	$(0.23)	$1.25	$0.50	$0.39	$0.89
Diluted	0.50	0.43	0.45	(0.22)	1.17	0.49	0.38	0.87

Weighted average common shares outstanding
Basic	68,421	68,064	71,083	72,846	70,099	72,791	72,946	72,869
Diluted	75,142	75,105	75,371	74,158	74,940	74,271	74,416	74,343

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)

	FISCAL 2012					FISCAL 2013
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$ 100,253	$ 98,342	$ 110,102	$ 110,598	$ 419,295	$ 101,122	$ 98,999			$ 200,121
ENERGY SEGMENT	80,421	78,937	96,399	93,406	349,163	90,769	80,794			171,563
ENGINEERED SOLUTIONS SEGMENT	129,292	123,640	136,767	118,364	508,063	115,918	120,675			236,593
TOTAL	$ 309,966	$ 300,919	$ 343,268	$ 322,368	$ 1,276,521	$ 307,809	$ 300,468			$ 608,277

% SALES GROWTH
INDUSTRIAL SEGMENT	15%	11%	2%	2%	7%	1%	1%			1%
ENERGY SEGMENT	14%	28%	24%	13%	19%	13%	2%			8%
ENGINEERED SOLUTIONS SEGMENT	23%	12%	8%	-10%	7%	-10%	-2%			-6%
TOTAL	18%	16%	10%	0%	10%	-1%	0%			0%

OPERATING PROFIT (LOSS)
INDUSTRIAL SEGMENT	$ 27,933	$ 26,690	$ 30,681	$ 29,473	$ 114,777	$ 27,006	$ 26,350			$ 53,356
ENERGY SEGMENT	13,217	11,632	18,515	18,841	62,205	15,387	9,677			25,064
ENGINEERED SOLUTIONS SEGMENT	18,999	13,281	18,467	10,104	60,851	7,625	8,275			15,900
CORPORATE / GENERAL	(7,845)	(7,948)	(8,813)	(8,713)	(33,319)	(6,544)	(7,431)			(13,975)
TOTAL	$ 52,304	$ 43,655	$ 58,850	$ 49,705	$ 204,514	$ 43,474	$ 36,871			$ 80,345

OPERATING PROFIT %
INDUSTRIAL SEGMENT	27.9%	27.1%	27.9%	26.6%	27.4%	26.7%	26.6%			26.7%
ENERGY SEGMENT	16.4%	14.7%	19.2%	20.2%	17.8%	17.0%	12.0%			14.6%
ENGINEERED SOLUTIONS SEGMENT	14.7%	10.7%	13.5%	8.5%	12.0%	6.6%	6.9%			6.7%

TOTAL (INCLUDING CORPORATE)	16.9%	14.5%	17.1%	15.4%	16.0%	14.1%	12.3%			13.2%

EBITDA
INDUSTRIAL SEGMENT	$ 29,220	$ 29,116	$ 32,070	$ 31,774	$ 122,180	$ 29,033	$ 28,471			$ 57,504
ENERGY SEGMENT	18,243	15,601	22,216	23,166	79,226	19,694	14,278			33,972
ENGINEERED SOLUTIONS SEGMENT	22,213	16,762	21,418	13,991	74,384	12,047	12,611			24,658
CORPORATE / GENERAL	(7,217)	(7,479)	(8,506)	(7,972)	(31,174)	(6,195)	(6,582)			(12,777)
TOTAL	$ 62,459	$ 54,000	$ 67,198	$ 60,959	$ 244,616	$ 54,579	$ 48,778			$ 103,357

EBITDA %
INDUSTRIAL SEGMENT	29.1%	29.6%	29.1%	28.7%	29.1%	28.7%	28.8%			28.7%
ENERGY SEGMENT	22.7%	19.8%	23.0%	24.8%	22.7%	21.7%	17.7%			19.8%
ENGINEERED SOLUTIONS SEGMENT	17.2%	13.6%	15.7%	11.8%	14.6%	10.4%	10.5%			10.4%

TOTAL (INCLUDING CORPORATE)	20.2%	17.9%	19.6%	18.9%	19.2%	17.7%	16.2%			17.0%

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURE TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2012					FISCAL 2013
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
EARNINGS (LOSS) BEFORE SPECIAL ITEMS (1)
NET EARNINGS (LOSS)	$37,174	$32,175	$34,401	$(16,460)	$87,290	$36,343	$28,435			$64,778
DISCONTINUED OPERATIONS, NET OF INCOME TAX	(3,204)	(4,522)	(6,664)	52,376	37,986	(5,792)	(2,601)			(8,393)
EARNINGS FROM CONTINUING OPERATIONS	33,970	27,653	27,737	35,916	125,276	30,551	25,834			56,385
DEBT REFINANCING CHARGES, NET OF INCOME TAX	-	-	10,482	-	10,482	-	-			-
TOTAL	$33,970	$27,653	$38,219	$35,916	$135,758	$30,551	$25,834			$56,385

DILUTED EARNINGS (LOSS) PER SHARE, BEFORE
SPECIAL ITEMS (1)
NET EARNINGS (LOSS)	$0.50	$0.43	$0.45	$(0.22)	$1.17	$0.49	$0.38			$0.87
DISCONTINUED OPERATIONS, NET OF INCOME TAX	(0.04)	(0.06)	(0.09)	0.70	0.51	(0.08)	(0.03)			(0.11)
EARNINGS FROM CONTINUING OPERATIONS	0.46	0.37	0.36	0.48	1.68	0.41	0.35			0.76
DEBT REFINANCING CHARGES, NET OF INCOME TAX	-	-	0.15	-	0.15	-	-			-
TOTAL	$0.46	$0.37	$0.51	$0.48	$1.83	$0.41	$0.35			$0.76

EBITDA (2)
NET EARNINGS (LOSS) (GAAP MEASURE)	$37,174	$32,175	$34,401	$(16,460)	$87,290	$36,343	$28,435			$64,778
DISCONTINUED OPERATIONS, NET OF INCOME TAX	(3,204)	(4,522)	(6,664)	52,376	37,986	(5,792)	(2,601)			(8,393)
EARNINGS FROM CONTINUING OPERATIONS	33,970	27,653	27,737	35,916	125,276	30,551	25,834			56,385
FINANCING COSTS, NET	8,222	7,821	24,066	6,281	46,390	6,322	6,260			12,582
INCOME TAX EXPENSE	9,447	8,139	4,456	7,312	29,354	5,957	4,813			10,770
DEPRECIATION & AMORTIZATION	10,820	10,387	10,939	11,450	43,596	11,749	11,871			23,620
EBITDA - EXCLUDING DISCONTINUED OPERATIONS (NON-GAAP MEASURE)	$62,459	$54,000	$67,198	$60,959	$244,616	$54,579	$48,778			$103,357

FOOTNOTES

NOTE:	The total of the individual quarters may not equal the annual total due to rounding.

(1)	Earnings (loss) and diluted earnings (loss) per share, excluding special items (debt refinancing charges and discontinued operations), represent net earnings (loss) and diluted earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding.

(2)	EBITDA represents net earnings (loss) before financing costs, net, income tax expense, discontinued operations and depreciation & amortization. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the Company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the Company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

CONTACT:
Actuant Corporation
Karen Bauer
Communications & Investor Relations Leader
262-293-1562